Exhibit 5.1

The McGeary Law Firm, P.C.
1600 Airport Fwy., Suite 300
Bedford, Texas 76022
(817)-282-5885 phone
(817)-282-5886 fax

December 9, 2013

Board of Directors
United Helium, Incorproated
7109 East 2nd St., Suite G
Scottsdale, AZ 85251

Re:            Registration Statement on Form S-1

I have  been  requested  to issue my  opinion  as to the  legal  status  of 11,896,151 common shares of United Helium, Incorporated (the “Company”) which are being  registered on Form S-1 (“Registration Statement” the Securities Act of 1933, as amended (the “Act”) for sale by the Company.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I  have,  in  connection  with  that  request,  examined  the  Articles of Incorporation  and  By-laws  of the Company, form subscription agreement, a draft of the proposed Registration Statement, and reviewed other documents and conducted other investigations as I have deemed necessary and appropriate to establish a basis for the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons who have signed such documents, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing matters discussed below, after having given due regard to such issues of law as I deemed relevant, and assuming that (i) the Registration Statement (and any amendments thereto) is declared effective and remains effective, and the Prospectus which is part thereof, and the Prospectus delivery requirements with respect thereto, are complied with and the Company fulfills all of the requirements of the Act, throughout all of the periods relevant to this opinion (including the requirements of Section 10(a)(3) of the Act); (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement and the Act; and (iii) all offers and sales of the Shares are made in compliance with the securities laws of the states having jurisdiction thereto, I am of the opinion that United Helium, Incorporated is duly organized, validly existing and in good standing as a corporation under the laws of the State of Colorado and the 11,896,151 common  shares  to be  offered  and  sold  by  existing  stockholders pursuant to the  Company's registration  statement  on Form  S-1  are duly and validly  authorized and issued,  fully-paid and non-assessable common shares of the Company. Those 11,896,151 shares will continue, after they have been offered, sold and delivered after sale, by their existing registered owners pursuant to the aforesaid registration statement, to be validly authorized and issued, fully paid, and non-assessable common shares of the corporation.

I express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Colorado and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. My opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters other than those described above, relating to the Company, the Shares or the Registration Statement.

This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement.  I assume no duty to communicate to you with respect to any matter which comes to our attention after the effective date of the Registration Statement or any changes in law that may thereafter occur.

CONSENT

I  hereby  consent  to  the  use  of  this  opinion  as an  exhibit  to the Registration Statement and in any amendment thereto, and further consent to statements made therein regarding our firm and use of our name under the heading "Interests of Named Experts and Counsel " in the Prospectus constituting a part of such Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

The McGeary Law Firm, P.C.

/s/ Aaron D. McGeary
Aaron D. McGeary